Exhibit 99.2

3Q 2026 Earnings Conference Call November 4, 2026

2 Statements made during this presentation that set forth expectations, predictions, projections or are about future events are based on facts and situations that are known to us as of November 4, 2026. We believe that our expectations and assumptions are reasonable. Actual results may differ materially, due to risks and uncertainties, such as those described on pages 12-23 of our Form 10-K filed on February 27, 2026 and other subsequent filings by Matson with the SEC. Statements made during this presentation are not guarantees of future performance. We do not undertake any obligation to update our forward-looking statements. 3Q 2026 Earnings Conference Call Forward-Looking Statements

3 • Matson had a stronger-than-expected 3Q26 ─ Our China service performed well, with its speed and reliability serving as important differentiators amid continued pressure on global shipping networks and congestion at key Asia ports ▪ Strong demand and elevated freight rates in our China service drove a substantial YoY increase in Ocean Transportation operating income, particularly compared with last year’s muted peak season ─ Domestic ocean tradelanes and Logistics saw stable performance • Looking ahead, we expect the strong demand and elevated freight rates we experienced in our China service in 3Q26 to continue through year end and into early 2027 • As a result, we expect consolidated operating income in 4Q26 to be approximately 50% higher than the result achieved in 4Q25 3Q 2026 Earnings Conference Call Opening Remarks

4 3Q 2026 Earnings Conference Call • Container volume decreased 0.3% YoY primarily due to lower general demand • Expect volume to be modestly lower than the level achieved in 2025 based on expectations of: ─ Similar economic conditions as 2025 ─ Stable market share Hawaii Service 3Q26 Performance Container Volume (FEU Basis) Full Year 2026 Outlook 24,000 26,000 28,000 30,000 32,000 34,000 36,000 38,000 40,000 Q1 Q2 Q3 Q4 2025 2026

0 200 400 600 800 1,000 1,200 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% Jan-22 Mar-22 May-22 Jul-22 Sep-22 Nov-22 Jan-23 Mar-23 May-23 Jul-23 Sep-23 Nov-23 Jan-24 Mar-24 May-24 Jul-24 Sep-24 Nov-24 Jan-25 Mar-25 May-25 Jul-25 Sep-25 Nov-25 Jan-26 Mar-26 May-26 Jul-26 Sep-26 Unemployment Rate Visitor Arrivals (‘000s) Unemployment Rate and Visitor Arrivals by Air Hawaii Unemployment Rate (not seasonally adjusted) Hawaii Visitor Arrivals by Air 5 Hawaii Service − Current Business Trends 3Q 2026 Earnings Conference Call • According to UHERO, Hawaii’s economy has slowed ─ Continued strength in construction ─ Offset by softer tourism and higher energy-related inflation 2026P 2027P 2028P Real GDP 0.6% 1.6% 1.6% Construction Jobs Growth 0.1% 1.1% (0.3)% Population Growth (0.2)% (0.2)% (0.1)% Unemployment Rate 2.5% 2.5% 2.6% Visitor Arrivals (‘000s) % change 9,581.0 (0.7)% 9,788.1 2.2% 10,031.0 2.5% Select Hawaii Economic Indicators UHERO Projections(2) Commentary (1) Source: https://files.hawaii.gov/dbedt/economic/data_reports/mei/2026-09-state.xlsx (2) Source: https://uhero.hawaii.edu/wp-content/uploads/2026/09/UHEROForecastForTheStateOfHawaii26Q3.pdf (1) (1)

6 China Service 3Q 2026 Earnings Conference Call • Container volume increased 16.0% YoY compared with a muted peak season in 3Q25 3Q26 Performance Container Volume(1) (FEU Basis) (1) Includes containers from China and other Asia origins. 8,000 13,000 18,000 23,000 28,000 33,000 38,000 43,000 Q1 Q2 Q3 Q4 2025 2026

7 • Freight demand progressively strengthened over the course of 3Q26 ─ Reflected a combination of peak season activity and stronger demand across primarily e-commerce, garments and e-goods customers ▪ E-commerce demand was particularly strong as customers filled inventory in advance of the holiday season • At the same time, weather-related disruptions, blank sailings and port congestion at key ports in Asia constrained effective Transpacific tradelane capacity, contributing to elevated demand for our China service ─ Our speed and reliability served as important differentiators during this period of increased pressure on global shipping networks • Together, the combination of strong freight demand and constrained Transpacific capacity created a favorable rate environment, with freight rates remaining elevated throughout the quarter 3Q 2026 Earnings Conference Call China Service − Current Business Trends Review of 3Q26

8 Peak season strength from 3Q26 has extended through October and is lasting longer than expected • In October, we experienced continued strong demand from our e-commerce customers, driven by the resumption of cargo flows after Golden Week and late-stage inventory builds ahead of Black Friday and Cyber Monday • Air freight capacity was also tight entering 4Q26 with elevated demand from AI-related products as well as ocean recovery shipments due to the weather-related disruptions and port congestion ─ We expect the air cargo market to remain tight through year end • Meanwhile, the effective Transpacific tradelane capacity remained constrained in October as carriers worked through lingering weather-related disruption, blank sailings and accumulated cargo backlogs, even as port congestion at some key Asia ports began to ease ─ As the carriers are in the process of recovering, they continue to address the elevated demand and disruption issues with temporary measures, such as extra-loader sailings and selective schedule adjustments ─ Additionally, we have observed that the global network carriers have been aligning vessel capacity with market demand levels 3Q 2026 Earnings Conference Call China Service − Current Business Trends 4Q26 Commentary

9 The favorable market conditions we experienced in October are expected to remain through quarter end and into early 2027 • Expect freight demand to remain strong across all our key verticals, especially e-commerce • Given the favorable market environment: ─ Expect strong freight demand for our China service with freight rates remaining elevated ─ Expect volume in full year 2026 to exceed 2025 levels with our ships full or nearly full in 4Q26 • As a result, we expect Ocean Transportation operating income in 4Q26 to be approximately 50% higher than the result achieved in the year-ago period 3Q 2026 Earnings Conference Call China Service − Current Business Trends 4Q26 Commentary (continued)

10 Guam Service 3Q 2026 Earnings Conference Call • Container volume increased 4.3% YoY • Expect Guam’s economy to remain stable • Expect volume to be modestly higher than the level achieved last year 3Q26 Performance Container Volume (FEU Basis) 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 5,500 6,000 Q1 Q2 Q3 Q4 2025 2026 Full Year 2026 Outlook

11 Alaska Service 3Q 2026 Earnings Conference Call • Container volume decreased 4.8% YoY primarily due to: ─ Lower southbound seafood volume ─ An additional northbound sailing in the year ago period 10,000 12,000 14,000 16,000 18,000 20,000 22,000 24,000 Q1 Q2 Q3 Q4 2025 2026 • Expect Alaska’s economy to remain stable supported by a low unemployment rate, steady job market and continued oil and gas exploration and production activity • Expect volume to be modestly lower than the level achieved last year 3Q26 Performance Container Volume (FEU Basis) Full Year 2026 Outlook

12 SSAT Joint Venture 3Q 2026 Earnings Conference Call • Terminal joint venture contribution was $7.4 million; YoY decrease of $1.9 million ─ Primarily due to lower lift volume $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 $8.0 $9.0 $10.0 Q1 Q2 Q3 Q4 2025 2026 3Q26 Performance Equity in Income of JV ($ in millions) • Expect the contribution from SSAT to be lower than the $32.5 million achieved in full year 2025 Full Year 2026 Outlook

13 Matson Logistics 3Q 2026 Earnings Conference Call • Operating income of $16.1 million; YoY increase of $2.5 million primarily due to: ─ Higher contributions from transportation brokerage and freight forwarding ─ Partially offset by a lower contribution from warehousing $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 Q1 Q2 Q3 Q4 2025 2026 • Expect operating income to be modestly higher than the level achieved last year 3Q26 Performance Operating Income ($ in millions) 4Q26 Outlook

Financial Results – Summary Income Statement

($ in millions, except per share data)	Year-to-Date: YTD Ended 9/30 2026	Year-to-Date: YTD Ended 9/30 2025	Year-to-Date Δ $	Year-to-Date Δ %	Third Quarter: Quarter Ended 9/30 2026	Third Quarter: Quarter Ended 9/30 2025	Third Quarter Δ $	Third Quarter Δ %
Revenue								
Ocean Transportation	$2,265.2	$2,031.3	$233.9	11.5%	$891.3	$718.3	$173.0	24.1%
Logistics	575.5	461.3	114.2	24.8%	222.2	161.8	60.4	37.3%
Total Revenue	$2,840.7	$2,492.6	$348.1	14.0%	$1,113.5	$880.1	$233.4	26.5%
Operating Income								
Ocean Transportation	$437.7	$319.6	$118.1	37.0%	$239.1	$147.4	$91.7	62.2%
Logistics	37.8	36.5	1.3	3.6%	16.1	13.6	2.5	18.4%
Total Operating Income	**$475.5**	**$356.1**	**$119.4**	**33.5%**	**$255.2**	**$161.0**	**$94.2**	**58.5%**
Interest income	16.2	25.0	(8.8)	(35.2)%	5.1	7.6	(2.5)	(32.9)%
Interest expense, net	(4.8)	(5.2)	0.4	(7.7)%	(1.6)	(1.8)	0.2	(11.1)%
Other income (expense), net	8.2	6.9	1.3	18.8%	4.6	2.1	2.5	119.0%
Income taxes	(99.7)	(81.1)	(18.6)	22.9%	(53.9)	(34.2)	(19.7)	57.6%
Net Income	**$395.4**	**$301.7**	**$93.7**	**31.1%**	**$209.4**	**$134.7**	**$74.7**	**55.5%**
Weighted Average Number of Shares Outstanding (diluted)	30.4	32.5	(2.1)	(6.5)%	30.1	31.8	(1.7)	(5.3)%
GAAP EPS, diluted	**$13.01**	**$9.28**	**$3.73**	**40.2%**	**$6.96**	**$4.24**	**$2.72**	**64.2%**
Depreciation and Amortization (incl. deferred dry-docking amortization)	$151.2	$144.6	$6.6	4.6%	$50.8	$49.2	$1.6	3.3%
EBITDA	$634.9	$507.6	$127.3	25.1%	$310.6	$212.3	$98.3	46.3%

See the Appendix for a reconciliation of GAAP to non-GAAP Financial Metrics.

14 | 3Q 2026 Earnings Conference Call

Matson.

15 Strong Cash Flow Generation 3Q 2026 Earnings Conference Call Last Twelve Months Ended September 30, 2026 ($ in millions) $637.5 Maint. Capex $129.6 Dividends $44.6 Share Repurchases $257.6 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 $700.0 Cash Flow from Operations Sum of Maintenance Capex, Dividends, and Share Repurchases $431.8 Strong cash flow from operations more than supports maintenance capex, dividends, and share repurchases Note: Other sources and uses of cash include the Capital Construction Fund (including cash deposits and interest income on cash deposits and fixed-income securities in the Capital Construction Fund, net of withdrawals for milestone payments), paydown of borrowings (net), new vessel construction capex (including capitalized interest and owner’s items), and other cash flow statement line items.

16 Financial Results − Summary Balance Sheet 3Q 2026 Earnings Conference Call • 3Q26: approximately 0.3 million shares repurchased for total cost of $59.8 million (1) • Total Debt of $331.2 million (2) ─ Decreased by $10.1 million from 2Q26 Share Repurchase Debt Levels (1) Includes stock repurchased during the quarter but not settled and taxes on share repurchases that will be paid after the quarter end. (2) Total Debt is presented before any reduction for deferred loan fees as required by GAAP. ($ in millions) ASSETS Cash and cash equivalents $221.9 $141.9 Other current assets 464.8 330.0 Total current assets 686.7 471.9 Investment in SSAT 113.7 96.2 Property and equipment, net 2,733.6 2,499.4 Intangible assets, net 137.2 146.6 Capital Construction Fund (CCF) 298.6 532.7 Goodwill 327.8 327.8 Other long-term assets 574.4 561.0 Total assets $4,872.0 $4,635.6 LIABILITIES AND SHAREHOLDERS’ EQUITY Current portion of debt $39.7 $39.7 Other current liabilities 584.2 487.7 Total current liabilities 623.9 527.4 Long-term debt, net of deferred loan fees 282.9 312.1 Other long-term liabilities 1,036.9 1,037.1 Total long-term liabilities 1,319.8 1,349.2 Total shareholders’ equity 2,928.3 2,759.0 Total liabilities and shareholders’ equity $4,872.0 $4,635.6 September 30, December 31, 2026 2025

17 2026 Outlook 3Q 2026 Earnings Conference Call 4Q26 Outlook Ocean Transportation Operating Income To be approximately 50% higher than the $136.0 million achieved in 4Q25 Logistics Operating Income To be modestly higher than the $7.7 million achieved in 4Q25 Consolidated Operating Income To be approximately 50% higher than the $143.7 million achieved in 4Q25 (1) Interest expense excludes capitalized interest. Full Year 2026 Outlook Items Depreciation and Amortization Approx. $205 million, including approx. $35 million in dry-docking amortization Interest Income Approximately $20 million Interest Expense, Net (1) Approximately $6 million Other Income (Expense), Net Approximately $10 million Dry-Docking Payments Approximately $45 million • For 4Q26, the Company expects its effective tax rate to be approximately 20.0% compared to last year’s 5.2%, which benefited from a one-time tax adjustment of $18.5 million, or $0.59 per share, related to the Company's deferred tax assets and liabilities

18 3Q 2026 Earnings Conference Call Capital Expenditures Update ($ in millions) FY 2026 Comments Expected vessel construction milestone payments and related costs $375 • Includes owner’s items and capitalized interest expense Expected maintenance and other capital expenditures $130 • 2026 capex includes approximately: – Approx. $20 million in equipment lease buyouts – Approx. $30 million more than normal in new equipment purchases due to lower pricing Total $505 Remaining New Vessel Construction Milestone Payments ($ in millions) 4Q26 Approximately $110 2027 Approximately $197 2028+ Approximately $25 Total Approximately $332 CCF(2) Approximately $299 Cash and Cash Equivalents(2) Approximately $222 • Paid approximately $50 million in milestone payments in 3Q26 from Capital Construction Fund (CCF) • Cash and cash equivalents and CCF combined exceed our remaining milestone payments – CCF covers approximately 90% of our remaining milestone payment obligations(1) (1) Excludes future interest income and accretion earned on cash deposits and Treasury securities. (2) As of September 30, 2026.

19 3Q 2026 Earnings Conference Call Makua Christening & New Vessel Update • Our targeted delivery schedule for the new Aloha Class vessels remains unchanged ─ In October, we held a christening for our first new Aloha Class vessel, Makua ▪ We continue to expect delivery of Makua in 1Q27 ─ Our second and third new Aloha Class vessels remain on schedule for delivery in 3Q27 and 2Q28 • Based on the current CLX fleet configuration and expected mix of freight from China, we now expect the three vessels in aggregate to provide incremental annual capacity of approximately 12,000 containers • Makua is expected to be in service during next year’s peak season, but the second vessel, Malama, is expected to be in service after the 2027 peak season

20 Closing Thoughts 3Q 2026 Earnings Conference Call • Delivered very strong financial results through the first three quarters of 2026 • We expect strong demand in our China service through year end and into early 2027 with freight rates remaining elevated • We observe the following as we are nearing the end of 2026 and thinking about 2027: ─ U.S. economy remains resilient, although we expect some moderation in growth, with consumer spending continuing to support economic activity ─ Fundamentals across the U.S. transportation and logistics sector are expected to continue improving ─ E-commerce is expected to continue growing, supporting demand in our China service • Our investments in our network, fleet and operations support our ability to deliver the speed and reliability customers need when supply chain networks are under pressure • Favorable demand and capacity conditions may change. We remain nimble in responding to near-term market conditions, while maintaining a disciplined, long-term approach to investment and operational decisions • Our focus remains on reliable execution, operational discipline and delivering the high service standards our customers expect

Appendix

22 3Q 2026 Earnings Conference Call Appendix − Non-GAAP Measures Matson reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company also considers other non-GAAP measures to evaluate performance, make day-to-day operating decisions, help investors understand our ability to incur and service debt and to make capital expenditures, and to understand period-over-period operating results separate and apart from items that may, or could, have a disproportional positive or negative impact on results in any particular period. These non-GAAP measures include, but are not limited to, Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”).